UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 25, 2006

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2006, Genworth Financial, Inc. (“Genworth”) entered into an Amended and Restated Five-Year Credit Agreement, dated as of May 25, 2006 (the “Credit Agreement”), with the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-administrative agents, and JPMorgan Chase Bank, N.A., as paying agent.

The Credit Agreement provides for the extension of credit in the form of revolving loans during the term of the Credit Agreement, in an aggregate principal amount at any time outstanding not in excess of $1.0 billion (the “Facility”). The Facility replaces Genworth’s $1.0 billion 5-year senior credit facility with substantially the same parties that would otherwise have matured on April 30, 2009 and will be used for general corporate purposes.

During the term of the Credit Agreement, Genworth and one or more lenders under the Credit Agreement, with the consent of the paying agent, may agree to increase the amount of their commitments up to an aggregate amount of $500 million. Subject to the conditions stated in the Credit Agreement, Genworth may borrow, prepay and reborrow amounts under the Facility at any time during the term of the Credit Agreement.

All amounts under the Credit Agreement are due on May 25, 2011 (the “Maturity Date”), the fifth anniversary of the closing date of May 25, 2006, unless the commitments are terminated earlier either at the request of Genworth or if any event of default under the Credit Agreement occurs. Prior to the first and second anniversaries of the closing date, Genworth may request that the Maturity Date be extended by one year. The Maturity Date will only be extended if lenders with more than 66 2/3% of the commitments under the Credit Agreement approve the extension which approval is in the sole discretion of each lender. If both extensions are requested and approved, amounts under the Credit Agreement will be due on May 25, 2013.

Any borrowings will bear interest at a rate per annum equal to, at the option of Genworth, (i) JPMorgan Chase Bank’s prime rate or (ii) a rate based on the London interbank offered rate from time to time plus a margin that fluctuates based upon the ratings assigned from time to time by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Group to Genworth’s senior unsecured long-term indebtedness. Genworth will also pay (1) a facility fee at a rate that also varies with Genworth’s senior unsecured long-term indebtedness ratings and that is calculated on the aggregate amount of the commitments under the Credit Agreement, whether used or unused and (2) during any period in which more than 50% of the commitments are borrowed, an incremental utilization fee on the outstanding amount.

The Credit Agreement contains customary representations and warranties. The Credit Agreement also contains certain covenants, including limitations on Genworth’s ability to create liens on its assets, enter into mergers and consolidations, sell all or substantially all of its assets and enter into certain transactions with its affiliates. In addition, the Credit Agreement contains a financial covenant that Genworth will not permit its consolidated net worth (as defined in the Credit Agreement) at the end of any fiscal quarter to be less than the sum of (i) $6.9 billion and (ii) 40% of its consolidated net income (as defined in the Credit Agreement) for each completed fiscal year ending after December 31, 2006 and on or prior to the end of such fiscal quarter.

The Credit Agreement also contains certain events of default, including failure to pay principal or interest when due, material incorrectness of representations and warranties when made, breach of covenants, failure to pay principal or interest on any other material indebtedness when due, default on any other material indebtedness that causes an acceleration of such indebtedness, bankruptcy and insolvency, entry by a court of one or more judgments against Genworth or any of its material subsidiaries in the aggregate amount in excess of $100 million (to the extent not covered or paid by insurance) that remain undischarged, unvacated, unbonded or unstayed for a certain number of days, acquisition of more than 50% of Genworth’s common stock by any person or group and occupation of a majority of the seats on Genworth’s board of directors by persons who were neither nominated by Genworth’s board of directors or appointed by directors so nominated. If any event of default occurs and is not cured within applicable grace periods set forth in the Credit Agreement or waived, the administrative agent may, and at the request of the lenders will, terminate the commitments and declare the loans then outstanding to be due and payable in whole or in part, together with accrued interest and any unpaid accrued fees and all other obligations of Genworth accrued under the Credit Agreement (including all letters of credit obligations).

As of the date of this report, except for letters of credit in the aggregate amount of $1.1 million that have been issued, there were no amounts outstanding under the Facility.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with Genworth and its subsidiaries involving the provision of financial services, including cash management, investment banking, custody and trust services. In addition, Genworth and some of its subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

2

Item 9.01. Financial Statements and Exhibits.

Number	Description
10.1	Amended and Restated Five-Year Credit Agreement, dated as of May 25, 2006, among Genworth Financial, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-administrative agents, and JPMorgan Chase Bank, N.A., as paying agent.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2006

GENWORTH FINANCIAL, INC.

By:	/s/ Richard P. McKenney
Richard P. McKenney
Senior Vice President – Chief Financial Officer

4

EXHIBIT INDEX

Number	Description
10.1	Amended and Restated Five-Year Credit Agreement, dated as of May 25, 2006, among Genworth Financial, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-administrative agents, and JPMorgan Chase Bank, N.A., as paying agent.

5